UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2018

ADT Inc.
(Exact name of Registrant as specified in its charter)

Delaware
(State of Incorporation)

001-38352
(Commission File Number)

47-4116383
(I.R.S. Employer Identification No.)

1501 Yamato Road Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

(561) 322-7235
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On September 4, 2018, ADT Inc. (the “Company”) announced that effective November 30, 2018, Timothy J. Whall, the Company’s Chief Executive Officer, will retire from employment and his position as Chief Executive Officer of the Company, will resign from all officer and employee positions that he holds with the Company’s subsidiaries and affiliates (collectively with the Company, the “Company Group”), and will resign from all director positions of the Company Group, other than his membership on the Company’s Board of Directors (the “Board”).
(c) In connection with Mr. Whall’s retirement, James D. DeVries, age 55, who has served as the Company’s President since September 2017, will be appointed by the Board to serve as the Company’s Chief Executive Officer, effective December 1, 2018.  In connection with Mr. DeVries’s appointment, the size of the Board will be increased to 11 members, and Mr. DeVries will be appointed to the Board as a Class I director of the Board to serve in accordance with the organizational documents of the Company until his successor is duly elected and qualified or until his earlier death, resignation or removal.  As an employee of the Company, Mr. DeVries will not receive a retainer or any other fees for service on the Board.
(e)
Retirement Agreement with Mr. Whall
In connection with Mr. Whall’s retirement, the Company and The ADT Security Corporation, a subsidiary of the Company, entered into a Retirement Agreement, dated September 4, 2018 (the “Retirement Agreement”), with Mr. Whall.  Pursuant to the terms of the Retirement Agreement, Mr. Whall will remain employed through November 30, 2018 (the “Retirement Date”), on which date he will retire as an executive officer and employee of the Company Group and resign from all officer and employee positions that he holds with the Company Group, as well as all positions he held as a director the Company Group (including all committees he served on in his capacity as a director), other than his membership on the Board.  As of the Retirement Date, Mr. Whall’s service on all committees of the Board shall cease.
Mr. Whall will continue to serve on the Board as a director of the Company through his current term, which expires at the regular annual stockholders meeting of ADT to occur in 2020 (the “Board Term”).  During the Board Term, the Company will engage Mr. Whall on behalf of the Company Group, and Mr. Whall agrees to serve the same, as a consultant in addition to serving as a Board member, providing senior-level advisory services on a limited basis as reasonably requested by the Board and/or senior management from time to time.  Mr. Whall will receive a cash retainer equal to $1,000,000 (at the annual rate of $500,000), paid in twenty-four (24) substantially equal monthly installments beginning on December 1, 2018.  The Board Term may be terminated earlier by either the Company or Mr. Whall for or without any reason and such election shall have no impact on the payment of the entire cash retainer; provided, that Mr. Whall’s rights to receive any future payments pursuant to the cash retainer shall immediately terminate upon an early termination at any time by the Company for Cause (as defined in the Amended and Restated Employment Agreement, dated December 19, 2017, by and between Mr. Whall and The ADT Security Corporation (the “Whall Employment Agreement”)), or a voluntary termination by Mr. Whall prior to May 30, 2019.  Mr. Whall will also remain entitled to receive his annual bonus for 2018, prorated from January 1, 2018 through the Retirement Date, to the extent earned based on actual performance in respect of services performed through the Retirement Date.
In addition to the cash retainer and prorated annual bonus for 2018, and subject to Mr. Whall’s (x)  providing a full release of claims in favor of the Company Group as of the Retirement Date and a bring-down release as of the last day of his Board Term, (y) continued compliance with all restrictive covenants to which he is subject (including without limitation his non-competition and non-solicitation covenants), and (z) not otherwise engaging in conduct constituting Cause (collectively, the “Preconditions”), Mr. Whall will continue vesting during, and following the expiration of, the Board Term in the following equity incentive awards currently held by him, which shall remain outstanding during such period, in accordance with their terms as if he remained in active service as an employee (the “Continued Performance Vesting”): (x) 100% of the “Tranche B Option” granted pursuant to each of those two Nonqualified Option Award Agreements between Mr. Whall and the Company dated January 18, 2018 (i.e., a total of 1,081,200 Tranche B Options), and (y) 100% of the “Performance Tranche” of the shares of the Company’s common stock distributed to Mr. Whall in connection with the Company’s initial public offering in respect of his Class B units in Prime Security Services TopCo Parent, L.P (“TopCo”), as described in that certain Letter Regarding Class B Unit Matters from TopCo to Mr. Whall dated January 16, 2018 (i.e., a total of 1,865,865 shares of ADT common stock).

Mr. Whall will not be entitled to any other remuneration or benefits from the Company following the Retirement Date, including without limitation any (x) retainer, meeting, or other fees otherwise payable by the Company to its non-employee directors (whether, in cash, equity, or other forms of compensation other than customary reimbursement of expenses pursuant to Company policy), or (y) severance pay or benefits upon or at any time following the Retirement Date (including upon his ultimate separation from the Board or as a consultant), whether pursuant to the Whall Employment Agreement, any severance plan or policy of the Company or any of its subsidiaries or affiliates, or otherwise.
As of the Retirement Date, Mr. Whall shall forfeit the stock options (with respect to 590,861 shares of the Company’s common stock) and shall forfeit the restricted stock units (with respect to 160,714 shares of the Company’s common stock) granted to him by the Company on January 18, 2018, which shall immediately terminate and expire as of the Retirement Date.  Mr. Whall’s outstanding equity awards and his Class A-2 units in TopCo will remain subject to the terms of the applicable plans, award agreements, management investor rights agreement, and TopCo partnership agreement, as applicable.
Mr. Whall will remain subject to all restrictive covenants in favor of the Company Group to which he is currently subject, whether set forth in the Employment Agreement, or otherwise, in accordance with their terms; provided, that (i) for purposes of those restrictive covenants that survive for a fixed period of time based on the date on which Mr. Whall’s employment terminates, and solely for those purposes, Mr. Whall’s employment will be deemed to continue through, and to terminate upon, the last day of the Board Term, and (ii) restricted activity under the non-competition covenant shall be limited to any business or activity that competes with any business of the Company or any entity owned by the Company as of the Retirement Date, and businesses as to which the Company has, as of the Retirement Date, undertaken material steps to enter into.  In addition, TopCo, the Company, and The ADT Security Corporation have agreed to  provide a release of claims against Mr. Whall under substantially similar terms as the release he is required to provide as part of the Preconditions, subject to customary exclusions.
The Company will continue to indemnify Mr. Whall against all liabilities and expenses in any suit or proceeding arising out Mr. Whall’s status as an officer or director of the Company Group or his activities in these capacities.
The foregoing description of the Retirement Agreement is qualified in its entirety by reference to the Retirement Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2018.
Second Amended & Restated Employment Agreement with Mr. DeVries
ADT LLC, a subsidiary of the Company, and Mr. DeVries are parties to an Amended & Restated Employment Agreement dated December 19, 2017 (the “DeVries Employment Agreement”).  In connection with his anticipated appointment as Chief Executive Officer of the Company, ADT LLC and Mr. DeVries have entered into a Second Amended & Restated Employment Agreement, dated September 4, 2018 (the “Amended DeVries Employment Agreement”).  Pursuant to the terms thereof, effective as of December 1, 2018 (or the day immediately following such earlier date on which Mr. Whall ceases to be the Chief Executive Officer of the Company) (as applicable, the “Promotion Date”), Mr. DeVries’s annual base salary will be increased to $1,000,000, and he will become eligible for a target annual bonus equal to 125% of his annual base salary.  For calendar year 2018, Mr. DeVries’s annual bonus shall be determined using a weighted average of his pre and post-Promotion Date target bonus opportunities.  In addition, as soon as reasonably practicable after September 4, 2018, Mr. DeVries shall be granted options to purchase 1,000,000 shares of the Company’s common stock (“New Options”).  The New Options shall have the same terms and conditions as the options that were granted to him on January 18, 2018, by the Company in connection with the Company’s initial public offering (including the three-year cliff-vesting schedule and the term, which vesting schedule shall commence as of December 1, 2018, or such earlier date that Mr. DeVries is promoted to the office of Chief Executive Officer of the Company), except that the exercise price per share of the New Options shall be equal to the fair market value of a share of ADT common stock on the date of grant (as determined under the ADT 2018 Omnibus Incentive Plan).  In addition, during the term, Mr. DeVries will be eligible to participate in the Company’s long-term incentive plan as generally made available to other senior executives of the Company and, commencing with 2019, be eligible to receive an annual long-term incentive award with a target grant date fair value equal to 450% of his then-current annual base salary.  Except as described herein, the remainder of the terms of the Amended DeVries Employment Agreement are generally consistent with the DeVries Employment Agreement previously disclosed in our public filings.
The foregoing description of the Amended DeVries Employment Agreement is qualified in its entirety by reference to the Amended DeVries Employment Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2018.

Item 7.01. Regulation FD Disclosure.
On September 4, 2018, the Company issued a press release announcing Mr. Whall’s resignation and the subsequent appointment of James D. DeVries as the Company’s Chief Executive Officer and a member of the Board.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.
The information in this Item 7.01 and Exhibit 99.1 hereto is furnished solely pursuant to Item 7.01 of this Form 8-K. Consequently, it is not deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933, as amended, if such subsequent filing specifically references this Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
99.1	Press Release, dated September 4, 2018, announcing Tim Whall’s resignation and the subsequent appointment of James D. DeVries as the Company’s Chief Executive Officer and a member of the Board

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 4, 2018	ADT Inc.

	By:	/s/ P. Gray Finney
P. Gray Finney
Senior Vice President, Chief Legal Officer
and Secretary